Exhibit 10.22(e)

CABOT OIL & GAS CORPORATION PENSION PLAN

(As Amended and Restated Effective January 1, 2006)

FIFTH AMENDMENT

WHEREAS, effective January 1, 1991, Cabot Oil & Gas Corporation (the “Company”) established the Cabot Oil & Gas Corporation Pension Plan and subsequently amended and restated the Plan, effective January 1, 2006, and as thereafter amended (the “Plan”); and

WHEREAS, the Company previously amended the Plan to provide that, on or after October 1, 2004, a participant who was entitled to a pension benefit with a present value of $50,000 or less could elect to receive an immediate distribution in the form of a single lump-sum payment; and

WHEREAS, the Company now desires to amend the Plan to provide the lump-sum payment distribution option will be available to any participant who terminates employment after December 31, 2009 without regard to the present value of the pension benefit payable under the Plan;

NOW, THEREFORE, having reserved the right to amend the Plan pursuant to Section 10.1 thereof, the Company hereby amends the Plan, effective as of January 1, 2010, as follows:

1.	Section 5.5 of the Plan is hereby amended by adding the following as the final paragraph thereof:

“A Participant who terminated Service prior to February 18, 2010 with entitlement to a Deferred Vested Retirement Pension which, as of such date, has not begun to be distributed may elect to receive his Deferred Vested Retirement Pension in an immediate lump-sum distribution in complete satisfaction of the Plan’s obligations under this Article V; provided, however, that such election (i) is submitted to the Committee in writing on or before the 60th day following the date on which the Committee provides notice of such election right to the Participant and (ii) complies with any additional procedures established by the Committee, in its sole discretion.”

2.	Section 5.6(b)(i)(C) of the Plan is hereby amended in its entirety to provide as follows:

“(C) Lump Sum Option. A Participant who terminates Service after December 31, 2009 may elect to receive his vested accrued Pension in the form of an immediate lump-sum distribution in complete satisfaction of the Plan’s obligations under this Article V; provided, however, that such election shall be submitted to the Committee in writing on or before the 60th day following the date on which the Committee provides notice of such election right to the Participant and shall comply with any additional procedures established by the Committee, in its sole discretion. “

Exhibit 10.22(e)

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has caused this Amendment to be executed as of the 18th day of February, 2010 and shall be effective as described herein.

CABOT OIL & GAS CORPORATION

By:	/s/ Abraham D. Garza
Title:	Vice President, Human Resources

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